                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.                 )

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential. For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                FP BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

          (5)  Total fee paid:

--------------------------------------------------------------------------------

          [ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

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          (2)  Form, Schedule, or Registration Statement no.:

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          (3)  Filing Party:

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          (4)  Date Filed:

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
                                FP BANCORP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1997


     The annual meeting of stockholders (the "Meeting") of FP Bancorp, Inc., a Delaware corporation (the "Company"), will be held at the California Center for the Arts, Escondido, located at 340 North Escondido Blvd., Escondido, California at 5:30 p.m. local time on May 27, 1997 for the following purposes:

     1. To elect seven persons as directors of the Company, each with a two-year term;

     2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditor for 1997; and

     3. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

     The Board of Directors has fixed March 31, 1997 as the record date for determining the stockholders entitled to receive notice of and to vote at the Meeting.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                             By order of the Board of Directors,


                                             ___________________________________
                                             GARY W. DEEMS, Secretary

April 16, 1997
Escondido, California

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                                FP BANCORP, INC.

                           TO BE HELD ON MAY 27, 1997



                                  INTRODUCTION

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders (the "Meeting") of FP Bancorp, Inc., a Delaware corporation (the "Company"), to be held at the California Center for the Arts, Escondido at 5:30 p.m. on May 27, 1997 and at any adjournment or adjournments thereof. This Proxy Statement is expected to be mailed to stockholders on or about April 16, 1997.

         The matters to be considered and voted upon at the Meeting are:

         1. The election of seven persons to serve as directors of the Company, each with a two-year term;

         2. A proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditor for 1997; and

         3. Such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

         If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is exercised by (i) filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or (ii) voting in person at the Meeting. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the holders thereof in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of the nominees of management for directors of the Company, for the ratification of KPMG Peat Marwick LLP as the independent auditor for 1997 and, as to other matters, if any, in accordance with the recommendations of the Board.

VOTING SECURITIES; CUMULATIVE VOTING

         The number of shares of the Company's common stock, par value $.001 ("Common Stock"), outstanding and entitled to vote at the Meeting is 2,653,638. Only those stockholders of record at the close of business on March 31, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any adjournment thereof. Each holder of Common Stock is entitled to one vote for each share in that holder's name on the books of the Company as of the Record Date on any matter submitted to the vote of the stockholders, except that, in the election of directors, the shares may be voted cumulatively. Cumulative voting enables a stockholder to give one nominee for director a number of votes equal to the number of directors to be elected multiplied by the number of shares being voted by such stockholder or to distribute his or her votes on the same principle among two or more nominees as he or she sees fit. The proxy holders are given, under the terms of proxy, discretionary authority to cumulate votes represented by shares for which they are named proxy.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS


STAGGERED TERMS

         The Board is currently composed of 14 directors. The size of the Board was increased from 12 to 14 in September, 1996 and the two vacancies created by that expansion were filled by Michael J. Perdue and Gary W. Deems. Under the By-Laws of the Company, the terms of directors are for two years and one-half of the Board is elected each year.

         At the Meeting, seven directors will be elected. All of the currently serving directors whose terms expire at the Meeting will be nominated for election to serve until the 1999 annual meeting and until their successors are duly elected and qualified. The nominees are:

         Harvey L. Williamson
         Michael J. Perdue
         Earle W. Frey, Jr.
         Robert W. Klemme
         Randall C. Luce
         Robert M. Spanjian
         Michael W. Wexler

         Votes will be cast by the proxies in such a way as to effect the election of all seven nominees, or as many thereof as possible under the rules of cumulative voting. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxies be voted for the election of substitute nominees, if any, designated by the Board. Management has no reason to believe that any of the nominees will be unable to serve. The following table presents certain information concerning each of the currently serving directors, including the nominees.

DIRECTORS AND NOMINEES


                                                                                                     CURRENT
                                                   POSITIONS HELD            DIRECTOR OF THE          TERM
            NAME                   AGE            WITH THE COMPANY            COMPANY SINCE          EXPIRES
            ----                   ---            ----------------            -------------          -------
 Harvey L. Williamson              63             President, Chief                 1988                1997
                                               Executive Officer and
                                                      Director

 Michael J. Perdue(1)              43        Executive Vice President,             1996                1997
                                              Chief Operating Officer
                                                    and Director

 Gary W. Deems                     50        Executive Vice President,             1996                1998
                                                Chief Administrative
                                               Officer, Secretary and
                                                      Director

 Mark N. Baker                     50          Chairman and Director               1984                1998

 Earle W. Frey, Jr.                71                 Director                     1984                1997

 Robert W. Klemme                  51                 Director                     1995                1997


                                                                                                    CURRENT
                                                  POSITIONS HELD            DIRECTOR OF THE          TERM
           NAME                   AGE            WITH THE COMPANY            COMPANY SINCE          EXPIRES
           ----                   ---            ----------------            -------------          -------
Joseph J. Kuebler                 54                 Director                     1993                1998

Randall C. Luce                   37                 Director                     1995                1997

Larry R. Markham                  46                 Director                     1993                1998

Richard W. McBride                62                 Director                     1992                1998

Richard S. Spanjian               69                 Director                     1993                1998

Robert M. Spanjian                71                 Director                     1988                1997

Richard B. Thomas                 50                 Director                     1995                1998

Michael W. Wexler                 50                 Director                     1984                1997

________________________

(1) Mr. Perdue also served as a director of the Company from August 1992 to August 1993.

         Harvey L. Williamson became President and Chief Executive Officer of the Company and its wholly-owned subsidiary, First Pacific National Bank ("FPNB"), on August 13, 1992. Prior to that time he served as a Senior Executive Vice President of the Company beginning in 1990, was an Executive Vice President of the Company from 1988 to 1990 and served as President and Chief Executive Officer of San Marcos National Bank from 1983 until September 1992.

         Michael J. Perdue has served as Executive Vice President and Chief Operating Officer of the Company and FPNB since August 1993. He served as a director of the Company from August 1992 to August 1993. He served as President and Chief Executive Officer of Temecula Valley National Bank from July 1992 until August 1993. Immediately prior to coming to Temecula Valley National Bank, Mr. Perdue served as Vice President and Chief Financial Officer of Ranpac, Inc., a real estate development company headquartered in Temecula, California.

         Gary W. Deems has served as Executive Vice President, Chief Administrative Officer and Secretary of the Company and FPNB since July 1993. From 1990 to 1993, Mr. Deems oversaw 18 retail branches as a Vice
President/District Manager for Wells Fargo Bank.

         Mark N. Baker is a partner in Baker Enterprises, a real estate venture partnership, and has held such position since 1972. Mr. Baker is also Executive Vice President of San Diego Wood Preserving Co. and has held that position since 1985. From 1982 through 1996, Mr. Baker also served as Executive Vice President of Baker Electric, Inc., a local electrical contractor in business in Escondido, California since 1937.


         Earle W. Frey, Jr. is President of Frey Nursery, Inc. a nursery containing primarily avocado and citrus trees. Mr. Frey has held such position since 1975.

         Robert W. Klemme is the President of Entrepreneurial Capital Corporation, a diversified holding company, and has held such position since 1986. From 1993 until its acquisition by the Company in 1995 (the "Overland Merger"), Mr. Klemme served as Chairman of Overland Bank. He served as a director of Cal-West National Bank from 1986, and as Chairman of Cal-West National Bank, from 1987 until its merger with Overland Bank in 1993 (the "Cal-West Merger").

         Joseph J. Kuebler is President of Kuebler, Thomas & Co., Certified Public Accountants, which has offices in Temecula and Perris, California. Mr. Kuebler has held such position since 1987.

         Randall C. Luce is President of Entrepreneurial Investment Corporation ("EIC"), a capital investment company specializing in the real estate and financial service industries. EIC is part of the Entrepreneurial Corporate Group, a diversified group of companies owned by Duane R. Roberts. Since 1987, Mr. Luce has served in various senior management positions with affiliates of Entrepreneurial Capital Group, including serving as President of EIC and Entrepreneurial Management Corporation. From 1993 until the Overland Merger in 1995, Mr. Luce served as Vice Chairman of Overland Bank, and Mr. Luce served as President and Chief Executive Officer of Cal-West National Bank from 1991 until the Cal-West Merger in 1993.

         Larry R. Markham is the principal of Markham & Associates, a development consulting firm that has been in business in Temecula since 1981.

         Richard W. McBride is President of Southern Contracting Co., a regional electrical contractor that has been in business since 1964.

         Richard S. Spanjian is a retired businessman. During the period from 1945 to 1985, Mr. Spanjian was President of Spanjian Sportswear, Inc. Richard
S. Spanjian is the brother of Robert M. Spanjian, who also is a director.

         Robert M. Spanjian is a retired businessman. During the period from 1945 to 1985, Mr. Spanjian was Chairman and Vice President of Spanjian Sportswear, Inc. Robert M. Spanjian is the brother of Richard S. Spanjian, who also is a director.

         Richard B. Thomas is the President of Richard B. Thomas, a Professional Accountancy Corporation, and has held such position since 1996. Prior to that, he served as Senior Vice President and Chief Financial Officer of Entrepreneurial Capital Corporation, a diversified holding company, and had held such positions since 1989. From 1993 until the Overland Merger in 1995, Mr. Thomas was a director of Overland Bank. From 1990 until the Cal-West Merger in 1993, he served as a director of Cal-West National Bank.

         Michael W. Wexler is President of Pine Tree Lumber Company and has held such position since 1977.

SECURITIES OWNERSHIP OF OFFICERS, DIRECTORS AND OTHERS

         The Company is unaware of any stockholder who is a beneficial owner of more than 5% of the issued and outstanding Common Stock (a "5% Owner") based upon the Company's stockholder records as of the close of business on March 31, 1997, except for Duane R. Roberts and his affiliate, Entrepreneurial Investment Corporation. The following table presents the security ownership as of March 31, 1997 of those persons who have served as the Company's officers and directors at any time since January 1, 1996 or who are 5% Owners.

                                          AMOUNT AND NATURE OF BENEFICIAL
                                              OWNERSHIP OF COMMON
NAME                                                 STOCK(1)(2)                      PERCENTAGE OF CLASS (3)
----                                      --------------------------------            -------------------
Mark N. Baker                                            70,908 (4)                           2.66%
Baker Enterprises
613 West Valley Parkway
Escondido, CA  92025

Gary W. Deems                                            74,075 (5)                           2.76%
FP Bancorp, Inc.
613 West Valley Parkway
Escondido, CA  92025-4929

                                              AMOUNT AND NATURE OF BENEFICIAL
                                                    OWNERSHIP OF COMMON
NAME                                                    STOCK(1)(2)                 PERCENTAGE OF CLASS (3)
----                                          -------------------------------       --------------------
Earle W. Frey, Jr.                                       71,326 (6)                           2.68%
Frey Nursery, Inc.
3420 Reed Road
Escondido, CA  92027

Robert W. Klemme                                         35,321 (7)                           1.32%
Entrepreneurial Capital Corporation
3400 Central Avenue, #325
Riverside, CA  92506

Joseph J. Kuebler                                        25,856 (8)                           0.97%
Kuebler, Thomas & Co.
43500 Ridge Park Drive, #104
Temecula, CA  92590

Randall C. Luce                                          22,529 (9)                           0.84%
Entrepreneurial Investment Corporation
3400 Central Avenue, #325
Riverside, CA  92506

Larry R. Markham                                         12,016 (10)                          0.45%
Markham & Associates
41750 Winchester Road, Suite N
Temecula, CA  92590

Richard W. McBride                                       56,732 (11)                          2.13%
Southern Contracting Co.
599 North Twin Oaks Valley Road
San Marcos, CA  92060

Michael J. Perdue                                        62,214 (12)                          2.31%
FP Bancorp, Inc.
613 West Valley Parkway
Escondido, CA  92025-4929

Duane R. Roberts                                        551,999 (13)                         20.80%
Entrepreneurial Corporate Group
3400 Central Avenue, #325
Riverside, CA  92506

Richard S. Spanjian                                      43,500 (14)                          1.63%
7315 El Fuerte Street
Carlsbad, CA  92009

Robert M. Spanjian                                       26,500 (15)                          0.99%
Spanjian Enterprises
2111 Palomar Airport Road, Suite 210
Carlsbad, CA  92009

                                               AMOUNT AND NATURE OF BENEFICIAL
                                                   OWNERSHIP OF COMMON
NAME                                                     STOCK(1)(2)                 PERCENTAGE OF CLASS (3)
----                                           -------------------------------       -------------------
Richard B. Thomas                                        13,752 (16)                          0.51%
Richard B. Thomas, a Professional
Accountancy Corporation
2681 Point Del Mar
Corona Del Mar, CA 92625

Michael W. Wexler                                        62,415 (17)                          2.34%
Pine Tree Lumber Company, Inc.
707 North Andreasen
Escondido, CA  92029

Harvey L. Williamson                                     64,188 (18)                          2.37%
FP Bancorp, Inc.
613 W. Valley Parkway
Escondido, CA  92025-4929

All executive officers and directors of
the Company as a group (14) persons                     641,332 (19)                         22.71%

--------------
(1) Unless otherwise indicated, each person listed has sole voting and investment power with respect to the shares listed.
(2) Includes all shares beneficially owned, whether directly or indirectly, individually or together with associates. Includes any shares owned, whether jointly or as community property with a spouse, or any stock of which beneficial ownership may be acquired within 60 days of March 31, 1997 by the exercise of stock options.
(3) Any securities not outstanding which are subject to options, warrants, rights or conversion privileges which may be exercised within 60 days shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.
(4) Includes 21,414 shares held by Mark N. Baker as Trustee of the Trust dated October 21, 1985; also includes 6,212 shares held by Mark N. Baker as Custodian for the benefit of certain of his children under the California Uniform Gift to Minors Act; also includes 104 shares held by Margaret A. Baker as Custodian for the benefit of certain of her nieces under the California Uniform Gift to Minors Act; also includes 33,140 shares held by the Baker Electric Profit Sharing Plan and the Tri-Baker, Inc. Profit Sharing Plan; also includes 1,657 shares held by Kent N. Baker, Mark N. Baker and Gerald N. Baker as Trustees of the December 21, 1989 Baker Trust; also includes 770 shares held in the name of Wedbush Morgan Securities, Inc. for the benefit of Mark N. Baker under an individual retirement account; also includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(5) Includes 41,000 shares held by MLPF&S as Custodian for the benefit of Gary W. Deems under an individual retirement account; also includes 2,841 shares held in the First Pacific National Bank 401(k) Savings Plan; also includes 30,000 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(6) Includes 1,966 shares held by Earle W. Frey, Jr., as Trustee under a Trust dated February 14, 1977; also includes 152 shares held by Earle
         W. Frey, Jr., as Trustee under a Trust dated October 30, 1969; also includes 62,427 shares held by Earle W. Frey, Jr., as Trustee under the Frey Family Trust; also includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(7) Includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(8) Includes 1,887 shares held by MLPF&S as Custodian for the benefit of Krista Kuebler; also includes 20 shares held by Joseph J. Kuebler as Custodian for the benefit of Amber Adams-Kuebler; also includes 1,859 shares held by MLPF&S as Custodian for the benefit of Sharon Kuebler under an individual retirement account; also includes 6,890 shares held by MLPF&S as Custodian for the benefit of Joseph J. Kuebler under an individual retirement account; also includes 700 shares held by Wedbush Morgan Securities, Inc. as Custodian for the benefit of Sharon Kuebler under an individual retirement account; also includes 5,000 shares held by Western Financial as Custodian for the benefit of Joseph J. Kuebler under an individual retirement account; also includes 1,500 shares owned by

         Kuebler Accounting Corporation; also includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(9) Includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(10) Includes 5,499 shares held by Dean Witter Reynolds Custodian for the benefit of Larry Markham under an individual retirement account rollover; also includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(11) Includes 409 shares held by Darlene Y. McBride; also includes 47,700 shares held by Richard W. McBride as Trustee of the McBride Family Trust; also includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(12) Includes 11,550 shares held by Michael J. Perdue, as Trustee of the Perdue Family Trust; also includes 19,700 shares held by MLPF&S as Custodian for the benefit of Michael J. Perdue under an individual retirement account; also includes 28,000 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997; also includes 2,864 shares held in the First Pacific National Bank 401(k) Savings Plan.
(13)     Includes 122,712 shares owned by Entrepreneurial Investment
         Corporation.
(14) Includes 35,973 shares held by Richard S. Spanjian as Trustee of the Richard S. Spanjian Family Trust; also includes 1,027 shares held by Richard S. Spanjian as Trustee of the Elizabeth Spanjian Family Trust; also includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(15) Includes 20,000 shares held by Robert M. Spanjian as Trustee of the Robert M. Spanjian Family Trust; also includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(16) Includes 500 shares held by Richard B. Thomas Pension Plan; also includes 1,500 shares held by Richard B. Thomas as Custodian for the benefit of Scott Thomas; also includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(17) Includes 17,729 shares held by Michael W. Wexler as Custodian for the benefit of certain of his children under the California Uniform Gift to Minors Act; also includes 6,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.
(18) Includes 10,017 shares held by Harvey L. Williamson as Trustee of the Williamson Family Trust; also includes 3,144 shares held by Wedbush Morgan Securities, Inc. as Custodian for the benefit of Tolly A. Williamson under an individual retirement account; also includes 3,380 shares held by Wedbush Securities, Inc. as Custodian for the benefit of Harvey L. Williamson under an individual retirement account; also includes 4,112 shares held by Transcorp Pension Services as Custodian for the benefit of Harvey L. Williamson under an individual retirement account; also includes 40,000 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997; also includes 3,535 shares held in the First Pacific National Bank 401(k) Savings Plan.
(19) Includes 169,500 shares which may be acquired by the exercise of stock options within 60 days after March 31, 1997.

MEETINGS AND COMMITTEES

         The Board of the Company met 12 times in 1996. No director attended less than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which he served in 1996.

         The Company has an Audit Committee of the Board. The members of the Audit Committee are Joseph J. Kuebler, Chairman, Mark N. Baker, Earle W. Frey, Jr., Richard W. McBride and Richard B. Thomas. In 1996, the Audit Committee met four times. This Committee verifies that standard auditing procedures are being followed, recommends annually to the Board the engagement of an independent auditing firm, reviews the scope and results of the audit with the independent auditors and meets with the independent auditors as appropriate.

         The Company has a Compensation Committee of the Board. The members of the Compensation Committee are Randall C. Luce, Chairman, Mark N. Baker, Robert
W. Klemme, Richard W. McBride and Michael W. Wexler. In 1996, the Compensation Committee met eight times. This committee reviews and recommends to the Board the remuneration to be paid to the officers of the Company, reviews with the President of FPNB his plans with respect to remuneration of officers and employees of FPNB and reviews and prepares his recommendations to the Board with respect to bonus, stock option, stock purchase, stock ownership and fringe benefit plans, or changes to existing plans.

         The Company does not have a nominating committee.

DIRECTOR REMUNERATION

         The Company's directors are not paid for attendance at regular meetings. The Chairman of the Board is paid $1,900 per month. Each director of the Company who is not an officer is paid $50 per hour for each Company committee or special meeting attended.

         All directors of the Company also currently serve as directors of FPNB. Each FPNB director is paid $600 for each regular meeting attended. Each director of FPNB is also paid for up to two meetings per year from which he is absent. In addition, each receives $50 per hour for each FPNB committee or special meeting attended.

         On January 3, 1996, the Company's nonemployee directors were granted nonqualified stock options under the Company's Amended and Restated 1988 Stock Option Plan. See "Stock Option Plan," below. Each nonemployee director was granted options to purchase 6,500 shares of Common Stock at a price of $8.75 per share, which was determined to be the fair market value of shares as of the date of grant. The options were fully vested as of the grant date.

EMPLOYMENT ARRANGEMENTS

         The executive officers of the Company, Harvey L. Williamson, Gary W. Deems and Michael J. Perdue, have written employment agreements with the Company and FPNB. All of these agreements are described below.

         With regard to all of its employees, FPNB's overall compensation program has been designed to attract and reward individuals who can consistently perform with a high level of productivity and independence. FPNB desires to employ only those individuals whose performance would clearly place them in the upper half of its industry. It is also FPNB's desire to reward employees based upon their personal productivity and to provide additional levels of incentives and rewards to encourage them to attain higher levels of responsibility within the organization.

         In order to accomplish these goals, the FPNB compensation program includes three basic elements:

         A. Salary. This component is designed to compensate employees for the basic duties they perform on a day-to-day basis.

         B. Short-term Incentives. FPNB offers certain employees additional potential compensation where the personal skills or efforts of each individual can significantly and measurably produce results beyond the basic expectations of the job. In most cases, these incentives will require both the individual and FPNB to meet or exceed specific targets before the incentives are paid.

         C. Long-term Incentives. Executives with a critical impact on FPNB's overall performance, who have demonstrated that they are capable of meeting the high expectations of FPNB, may be eligible for additional long-term incentives. These incentives are reserved for those with significant management responsibilities and are usually tied to corporate performance over a number of years.

         Williamson Employment Agreement. On May 19, 1993, effective March 1, 1993, Mr. Williamson entered into an Employment Agreement (the "CEO Employment Agreement") with FPNB and the Company relating to his duties as President and Chief Executive Officer of FPNB. On January 11, 1995, the term of the CEO Employment Agreement was extended three years to January 1, 1998. On August 27, 1996, the Company Board authorized the negotiation of a combination of the CEO Employment Agreement with Mr. Williamson's Change of Control Agreement (described below), and an extension of the CEO Employment Agreement through December 31, 1998. FPNB employs Mr. Williamson under the CEO Employment Agreement, but the Company has certain obligations underm the CEO Employment Agreement.

         Mr. Williamson's 1997 base salary is $176,000 per year, subject to increase as mutually agreed upon by Mr. Williamson and FPNB. Additional incentive compensation is at the discretion of FPNB. FPNB furnishes

Mr. Williamson with an automobile and agrees to reimburse him for ordinary and necessary expenses incurred on behalf of FPNB and certain other expenses approved by the Board of Directors of FPNB. FPNB agrees to provide group life insurance with a life insurance benefit of $100,000, plus reimburse Mr. Williamson for the premium paid by Mr. Williamson for life insurance up to the amount of premium for an additional $200,000 of coverage in group life insurance. FPNB is currently providing group life insurance with a life insurance benefit equal to two times Mr. Williamson's annual salary and a whole life policy with a benefit of $150,000. Mr. Williamson is entitled to 22 days of vacation each calendar year.

         FPNB may terminate Mr. Williamson with or without cause, as more specifically set forth in the CEO Employment Agreement. The nature of the termination, whether by Mr. Williamson or by FPNB, affects the extent and type of post-termination benefits available to Mr. Williamson.

         1. Salary and Benefits. In the event Mr. Williamson's employment is terminated for willful breach or habitual neglect of duties, malfeasance or misfeasance, immoral or illegal conduct (collectively referred to as "for cause") or disability or death, upon termination, Mr. Williamson is paid salary through the end of the month in which the termination occurs plus accrued vacation time, and insurance benefits are extended for a period of thirty days. In the event FPNB terminates Mr. Williamson for any other reason, he is entitled to continuing salary and benefits for a period of at least six months, insurance benefits are extended for one year and all accrued vacation time is paid. None of the payments or benefits described in this paragraph will be provided in the event Mr. Williamson voluntarily terminates his employment.

         2. Salary Continuation Provisions. Under certain circumstances, upon termination of employment, the Company or FPNB is obligated to pay certain amounts to Mr. Williamson, or his estate, as the case may be, over a period of time. Upon retirement after age 65, or upon disability or death, as the case may be, the Company is obligated to pay Mr. Williamson or his estate $60,000 per year, payable monthly, for a period of 180 months. In the event of termination by FPNB, other than due to death or disability, FPNB is obligated to pay Mr. Williamson $60,000 per year, payable monthly for a period of 180 months, subject to reduction of 20% for each year in age that Mr. Williamson is under the age of 65 at the date of termination. None of these benefits may overlap.

         All payments to be made by FPNB or the Company are subject to offset in the event Mr. Williamson is convicted of a crime causing damage to FPNB or the Company or a judgment is obtained in favor of FPNB or the Company.

         All termination benefits are subject to a limitation to the effect that in the event a regulatory authority may deem the satisfaction of an obligation by FPNB or the Company to be illegal, an unsafe and unsound practice, or for some other reason not properly due or payable by FPNB or the Company, the obligations shall not be satisfied. FPNB and the Company agree in good faith to determine the position of the appropriate regulatory authority in advance of each payment or benefit.

         The CEO Employment Agreement also provides that FPNB will indemnify Mr. Williamson in the event he is made a party to any action by a third party provided certain criteria are met. Mr. Williamson must have acted in good faith and in a manner he reasonably believed to be in the best interests of FPNB, and his actions must have been taken within the course and scope of his employment as an officer or employee of FPNB.

         Deems and Perdue Employment Agreements. In April 1997, Mr. Deems and Mr. Perdue (the "Executives," or individually, "Executive") each entered into an Executive Employment Agreement (the "Executive Employment Agreements") with FPNB and the Company relating to his duties as an executive officer of the Company and FPNB. Each of the Executive Employment Agreements is effective through December 31, 1998.

         The 1997 base salary of each Executive is $137,000 per year, subject to such increases, if any, as the Company and FPNB Boards approve. Additional incentive compensation is at the discretion of the Company and FPNB Boards.
FPNB furnishes each Executive with an automobile and agrees to reimburse him for ordinary and necessary expenses incurred on behalf of FPNB and certain other expenses approved by the Chief Executive Officer of FPNB. FPNB agrees to provide group life insurance with a life insurance benefit equal to the lower of two times the annual salary of the Executive or the maximum amount permitted under FPNB's then applicable group life insurance plan. The Executive is also entitled to basic medical-dental and major medical with long-term disability income benefit insurance ("Basic Health Benefits") to the same extent provided to all employees of FPNB. Each Executive is entitled to 22 days of vacation each calendar year.

         The FPNB Board may terminate the Executive with or without cause, as more specifically set forth in each Executive Employment Agreement. The nature of the termination, whether by the Executive or by the FPNB Board, affects the extent and type of post-termination benefits available to the Executive.

         In the event the Executive's employment is terminated for willful breach or habitual neglect of duties, malfeasance or misfeasance, immoral or illegal conduct (collectively referred to as "for cause"), or due to disability, the Executive is paid salary through the end of the month in which the termination occurs plus accrued vacation time, and Basic Health Benefits are extended for a period of 30 days. In the event that the Executive's employment is terminated due to death, the Executive's beneficiary is provided with salary for a period of three months plus accrued vacation time, and Basic Health Benefits are extended for a period of 90 days. In the event FPNB terminates the Executive for any other reason, he is entitled to continuing salary and benefits for a period of at least 12 months, Basic Health Benefits are extended, except for long-term disability, for one year and all accrued vacation time is paid.

         None of the payments or benefits described above will be provided in the event the Executive voluntarily terminates his employment. All termination payments and benefits are subject to offset in the event the FPNB Board determines that the Executive is liable to FPNB or the Company.

         All termination benefits are subject to a limitation to the effect that in the event a regulatory authority may deem the satisfaction of an obligation by FPNB or the Company to be illegal, an unsafe and unsound practice, or for some other reason not properly due or payable by FPNB or the Company the obligations shall not be satisfied. FPNB and the Company agree in good faith to determine the position of the appropriate regulatory authority in advance of each payment or benefit.

         Each Executive Employment Agreement also provides that FPNB will indemnify the Executive in the event he is made a party to any action by a third party provided certain criteria are met. The Executive must have acted in good faith and in a manner he reasonably believed to be in the best interests of FPNB, and his actions must have been taken within the course and scope of his employment as an officer or employee of FPNB.

         Change of Control Arrangements. On January 20, 1994, FPNB entered into Change of Control Agreements with Mr. Williamson, Mr. Deems and Mr. Perdue (the "Change of Control Agreements"). As of January 11, 1995, the term of the Change of Control Agreements was extended to January 1, 1998. The Change of Control Agreements of Mr. Deems and Mr. Perdue terminated in April 1997 when they entered into the Executive Employment Agreements. The following discussion summarizes the terms of Mr. Williamson's Change of Control Agreement and the provisions of the Executive Employment Agreements that address the same matters, all of which are referred to below as the "Change of Control Agreements."

         The purpose of these agreements is to assure the continued availability of the services of these executives, especially in the event that there is a potential or actual "Change of Control." A "Change of Control" is defined in each Change of Control Agreement as:

                 (i) The issuance or transfer of sufficient shares of stock, or the merger, reorganization or consolidation which results in more than 50% of the voting stock of the Bank being owned by other than the Company or persons who own 75% or more of the voting stock of the Company prior to the transaction; or

                 (ii) A merger, reorganization or consolidation, which results in more than 50% of the voting stock of the Company being owned by persons who are not holders of voting stock of the Company prior to the transaction, or the acquisition of any person (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) or entity of more than 50% of the voting stock of the Company.

         Each of the Change of Control Agreements provides that in the event employment of the executive is terminated by (i) FPNB, other than for willful breach, habitual neglect, inability to perform or immoral or illegal conduct or
(ii) the executive, after the effective date of a reduction in base salary or implementation of a requirement that the executive be based at a location more than 35 miles from the headquarters or executive offices of FPNB or, in the case of Mr. Williamson, more than 35 miles from any offices of FPNB on the date of his Change of Control Agreement, certain severance benefits, as defined in the Change of Control Agreements, (the "Severance Benefits") are payable in the event additional conditions are met. The Severance Benefits are payable only if the termination takes place after the earlier to occur of (i) FPNB or the Company entering into a definitive agreement expected to result in a Change of Control or (ii) a Change of Control. The Severance Benefits are not payable with respect to any termination occurring more than two years after the date of a Change of Control. In the event that after a definitive agreement expected to result in a Change of Control is entered into, but the transaction is not consummated, the Severance Benefits would cease to be available at such time with respect to that transaction.

         The Severance Benefits are (i) a lump sum payment of an amount equal to one year's salary, plus, in the cases of Mr. Deems and Mr. Perdue, the pro rata portion of the bonus that the executive would have earned through the date of termination under the most recently in force executive bonus plan, all due within one month after the date of termination in the case of Mr. Williamson, and all due within one month of the later of the date of termination and the occurrence of a Change of Control in the cases of Mr. Deems and Mr. Perdue and
(ii) continuation of benefits for a period of one year. The benefits included in the Severance Benefits are health insurance benefits and use of the automobile provided under the relevant employment agreement. Mr. Williamson's Employment Agreement specifically provides that in the event of a Change of Control, defined with the same language as in the Change of Control Agreements, even if he is not terminated, the Company is obligated to pay him $60,000 per year payable monthly for a period of 180 months. The Change of Control Agreement for Mr. Williamson provides that if he receives all his benefits under his Employment Agreement, he will receive none under his Change of Control Agreement. However, if payments under his Employment Agreement cease before they are permitted to cease, his full Severance Benefits shall be paid at that time.

EXECUTIVE COMPENSATION

         The following table and accompanying notes present the aggregate indicated compensation paid by the Company and FPNB during 1996 and, to the extent required by applicable rules, during the preceding two fiscal years to the Chief Executive Officer and the two other executive officers of the Company as of December 31, 1996.

                                                           SUMMARY COMPENSATION TABLE


                                                                                   LONG TERM
                                                       ANNUAL COMPENSATION        COMPENSATION
                                               --------------------------------   ------------
                                                                                   SECURITIES
                                                                                   UNDERLYING             OTHER
             NAME AND                           SALARY             BONUS            OPTIONS            COMPENSATION
        PRINCIPAL POSITION        YEAR            ($)               ($)               (#)                  ($)
        ------------------        ----        ---------------   ---------------   -------------         -----------

 Harvey L. Williamson             1996          $171,000        $45,772 (1)            5,000             $8,200 (2)
 President and Chief Executive    1995           167,907 (3)     60,000 (4)                0              6,700 (5)
 Officer                          1994           150,000         20,510 (6)           40,000 (7)          2,896 (8)

 Michael J. Perdue                1996           133,000         45,772 (1)           15,000              4,500 (9)
 Executive Vice President and     1995           125,000         60,000 (4)                0              3,000 (9)
 Chief Operating                  1994           127,846 (10)    20,510 (6)           30,000 (11)         1,500 (9)
 Officer

 Gary W. Deems                    1996           133,000         45,772 (1)           15,000              4,500 (9)
 Executive Vice President,        1995           125,000         60,000 (4)                0              3,000 (9)
 Chief Administrative             1994           120,000         20,510 (6)           30,000 (12)         1,400 (9)
 Officer and Secretary
--------------------

(1)      Bonuses earned in 1996 but paid in 1997.
(2) $4,500 represents discretionary employer matching contributions to the First Pacific National Bank 401(k) Savings Plan, and $3,700 represents the premium paid by the Bank for a whole life insurance policy for the benefit of Mr. Williamson.
(3)      Includes $7,407 payment in lieu of accrued vacation.
(4)      Bonuses earned in 1995 but paid in 1996.
(5) $3,000 represents discretionary employer matching contributions to the First Pacific National Bank 401(k) Savings Plan, and $3,700 represents the premium paid by the Bank for a whole life insurance policy for the benefit of Mr. Williamson.
(6)      Bonuses earned in 1994 but paid in 1995.
(7) This entry reflects (i) the issuance of options to purchase 25,244 shares at an exercise price of $6.00 per share granted on November 23, 1993 (representing 22.57% of the employee options granted during 1993, subject to stockholder approval of an increase in the number of shares of Common Stock available for issuance under the Option Plan; such approval was obtained at the annual stockholder meeting on May 17,
         1994) and repriced to $5.15 per share on September 27, 1994, (ii) the repricing of options outstanding at an exercise price of $6.00 per share as to 9,610 shares to reflect the decline in the fair market value of the Common Stock on September 27, 1994 to $5.15 per share and
         (iii) the additional issuance of options to purchase 5,146 shares at an exercise price of $6.00 per share granted on June 21, 1994 and repriced to $5.15 per share as of September 27, 1994.
(8) $1,000 represents discretionary employer matching contributions to the First Pacific National Bank 401(k) Savings Plan; and $1,896 represents the premium paid by FPNB for a whole life insurance policy for the benefit of Mr. Williamson.
(9) Represents discretionary employer matching contributions to the First Pacific National Bank 401(k) Savings Plan.2135
(10)     Includes $7,846 payment in lieu of accrued vacation.
(11) This entry reflects (i) the issuance of options to purchase 20,000 shares at an exercise price of $6.00 per share granted on November 23, 1993 (representing 17.88% of the employee options granted during 1993, subject to stockholder approval of an increase in the number of shares of Common Stock available for issuance under the Option Plan; such approval was obtained at the annual stockholder meeting on May 17,
         1994) and repriced to $5.15 per share on September 27, 1994 and (ii) the repricing of options outstanding at an exercise price of $6.00 per share as to 10,000 shares, to reflect the decline in the fair market value of the Common Stock on September 27, 1994 to $5.15 per share.
(12) This entry reflects the issuance of options to purchase 30,000 shares at an exercise price of $6.00 per share granted on November 23, 1993 (representing 26.82% of the employee options granted during 1993, subject to stockholder approval of an increase in the number of shares of Common Stock available for issuance under the Option Plan; such approval was obtained at the annual stockholder meeting on May 17, 1994) and repriced to $5.15 per share on September 27, 1994.

         Bonus Plans. For 1996, the 1996 Management Incentive Compensation Plan (the "1996 Plan") was established which provided an incentive pool based on an "Adjusted Return on Beginning Equity" ("AROE"), as defined in the 1996 Plan. The 1996 Plan resulted in a pool of 5% of "adjusted profit", as defined in the plan. Messrs. Williamson, Perdue and Deems were each allocated 22% of the pool for purposes of calculating their bonuses for 1996.

         For 1997, the 1997 Management Incentive Compensation Plan (the "1997 Plan") was established to provide an incentive pool for senior management and other FPNB employees. Like the 1996 Plan, the 1997 Plan is based on AROE and the incentive pool may range from 0% to 6.5% of adjusted net income, depending on FPNB's results of operations for 1997. Messrs. Williamson, Perdue and Deems are each allocated 25% of the pool for purposes of calculating their bonuses for 1997.

         Certain Noncash Compensation. The Company provides and intends to continue to provide each of Messrs. Williamson, Perdue and Deems with an automobile. The value of the automobile which relates to personal use is reported as taxable personal income at the end of each year. Such noncash compensation allocable to each executive officer does not exceed 10% of the cash compensation of such executive officer and the aggregate of such compensation does not exceed 10% of the aggregate cash compensation paid to executive officers.

STOCK OPTION PLAN

         The Amended and Restated 1988 Stock Option Plan (the "Option Plan") was originally effective in 1988, was subsequently amended three times, and was amended and restated in 1996 with the approval of the stockholders. The Option Plan currently authorizes the issuance of options to purchase up to 500,000 shares of Common Stock. Options to purchase 230,224 shares were available for grant as of December 31, 1996 and options to purchase 246,126 shares were outstanding at that date.

         Under the Option Plan, options may be granted to employees of the Company, any parent or subsidiary, and directors of the Company, to purchase shares of Common Stock. The Option Plan is designed to enable the Company and its subsidiary to attract, retain and motivate eligible persons by providing for or increasing proprietary interests of such persons in the Company. The Option Plan provides for options which qualify as incentive stock options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended, as well as "nonqualified" stock options ("NQO's"). Unless terminated earlier by the Board, the Option Plan will terminate on January 17, 1998.

         Administration of the Option Plan. The Option Plan is administered by the Board. At its discretion, the Board may appoint a committee (the "Committee") of not less than three members of the Board to administer the Option Plan. A member of the Committee shall not be eligible to vote upon or approve the granting of any option under the Option Plan to such member.

         The interpretation and construction by the Board or the Committee of any term or provision of the Option Plan or of any option granted under it shall be final. The Board or the Committee may from time to time adopt rules and regulations for carrying out the Option Plan and, subject to the provisions of the Option Plan, may prescribe the form or forms of the instruments evidencing any option granted under the Option Plan.

         Subject to the provisions of the Option Plan, the Board or the Committee shall have full and final authority in its discretion to select the persons to be granted options, to grant such options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.

         The Board has the right to amend, suspend or terminate the Option Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of an optionee under the option previously granted under the Option Plan without the consent of the optionee or the transferee of the option; and provided further that no such action, without approval of the stockholders, may: (a) increase the total number of shares of stock which may be sold or transferred pursuant to options granted under the Option Plan; (b) change the designation of class or persons eligible to participate in the Option Plan; (c) decrease the minimum option price specified in the Option Plan; (d) extend the maximum term of options granted thereunder; or (e) extend the term of the Option Plan.

         Eligibility. Key employees of the Company, a parent or subsidiary of the Company, and directors of the Company, are eligible to receive options under the Option Plan, as selected by the Board or the Committee. No options may be granted to an employee who owns stock, and possesses more than 10% of the total combined voting power of all classes of stock of the Company.

         There is no limit upon the number of shares that may be issued under NQO's under the Option Plan to any one employee or director. However, the aggregate fair market value of the stock subject to ISO's granted to any one employee as to which ISO's are exercisable for the first time during any calendar year may not exceed $100,000, with fair market value determined as of the time each respective option is granted. For purposes of such determination, all ISO's under the Option Plan and under all stock option plans of the Company, its parents and subsidiaries, are included.

         Shares Covered by the Option Plan. The maximum number of shares of stock for which options may be exercised is 500,000 shares of Common Stock, subject to the adjustments described below. Shares of stock subject to the unexercised portions of any options granted under the Option Plan which expire, terminate or are canceled may again be subject to options under the Option Plan.

         The number and/or kind of shares covered by the Option Plan is subject to proportionate adjustment if the outstanding shares of Common Stock are changed in number or kind by reason of stock splits, stock dividends, corporate reorganizations, recapitalization or the like. The number and/or kind of shares covered by outstanding options issued under the Option Plan are also subject to adjustment upon the occurrence of any such event. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options, but with a corresponding adjustment in the exercise price per share.

         Option Terms. The exercise price which must be paid for Common Stock upon exercise of any option may not be less than 100% of the fair market value of the stock on the date the grant of the option is approved by the Board or Committee.

         All options are nontransferable other than upon the optionee's death by will or the laws of descent and distribution, may not be pledged or hypothecated and are exercisable during the optionee's lifetime only by the optionee.

         No option granted under the Option Plan may be exercised in whole or in part more than ten years after its date of grant. The exercise or vesting periods for the options granted under the Option Plan are set forth in the individual option agreements at the Board or Committee's discretion; provided, however, that vesting is required to occur at the rate of at least 20% per year over a five-year period. With respect to options that vest upon completion of whole years of completed employment or service, the optionee is credited with a whole year of continuous employment or a whole year of service with respect to an optionee who is a director, only if employment or service during that year has not been interrupted by any absence other than on duly granted leave or due to sickness for a period of not more than 90 days. Vesting may be accelerated upon the occurrence of certain events. See "Corporate Reorganization," below.

         Subject to the limitations imposed by the Option Plan and applicable law, the Board or Committee determines the time or times and the conditions under which each option is exercisable. Options granted under the Option Plan may become exercisable in installments if specified in the individual option agreements, and in that case, the installments are cumulative so that each matured but unexercised installment remains exercisable until the entire option expires or is terminated.

         Upon exercise of an option under the Option Plan, the stock purchased must be paid for in full. Payment for stock upon exercise of an option generally must be in cash, but option agreements for NQO's under the Option Plan may allow the optionee to pay for optioned shares upon exercise of options wholly or partially in installments. All funds received or held by the Company under the Option Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose.
No interest will be paid to any participant or credited under the Option Plan.

         Termination of Options. Each option may terminate no later than ten years from its date of grant, provided that an option may terminate earlier, as provided in "Corporate Reorganization," below, or as described in the following:

                 (i) Termination of Employment. If the optionee's employment with the Company or any of its parents or subsidiaries or the optionee's service as a director of the Company terminates for any reason other than death, then only that portion of the option exercisable at the time of termination may be exercised for a period not to exceed 30 days thereafter, but in no case after its stated expiration date. If termination is by reason of the optionee's retirement (with the Company's written consent), the period of exercise shall be extended to three months, but in no case beyond its stated expiration date. If termination is by reason of the optionee's permanent and total disability, the period of exercise shall be extended to one year, but in no case beyond the stated expiration date.

                 (ii) Death of Optionee. If the optionee dies during the term of the option, the portion of the option exercisable at the time of the optionee's death may be exercised for one year thereafter, but not after it expires by its terms, by the optionee's legal representatives or by the person to whom the optionee's rights under the option pass by will or the laws of descent and distribution.

                 (iii) Extended Exercise. Notwithstanding the termination provisions described above, the Board or Committee will be able to enter into option agreements that extend the period of exercise through the expiration date of an option.

         Corporate Reorganization. In the event of a merger, reorganization or consolidation and/or change or control, each outstanding option shall pertain to and apply to the securities to which the holder of the number of shares subject to the option would have been entitled, and shall continue in full force and effect notwithstanding any such event. A "change of control" is defined as the issuance or transfer of sufficient shares of stock, or a merger, reorganization or consolidation which results in more than 50% of the voting stock of FPNB or its successor being owned by other than the Company or persons who own 75% or more of the voting stock of the Company prior to the transaction; or a merger, reorganization or consolidation which results in more than 50% of the voting stock of the Company being owned by persons who are not holders of voting stock of the Company prior to the transaction or the acquisition by any person (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) or entity of more than 50% of the voting stock of the Company.

         In addition, in the event of a "change of control," each option outstanding under the Option Plan shall be automatically, without further action by any party, fully vested and exercisable to the extent not previously vested or exercisable. In the event that the optionee's employment or service as a director with the Company or a subsidiary is terminated, other than by the Company or subsidiary for cause, within one year after a change of control, the option shall remain exercisable for a period of the longer of one year from the date of termination or the period during which the option would otherwise remain exercisable following such termination.

                              OPTION GRANTS TABLE

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                         INDIVIDUAL GRANTS
                                      -------------------------------------------------------------------------------------
                                       NUMBER OF
                                       SECURITIES         % OF TOTAL OPTIONS
                                       UNDERLYING             GRANTED TO              EXERCISE OR
     NAME AND                           OPTIONS              EMPLOYEES IN                 BASE               EXPIRATION
PRINCIPAL POSITION                     GRANTED (#)           FISCAL YEAR             PRICE ($/SH)(1)            DATE
------------------                     -----------         -----------------        ---------------         -------------
 Harvey L. Williamson                   5,000 (2)                11.76%                  $8.75              June 25, 2006

 Michael J. Perdue                     15,000 (3)                35.29%                  $8.75              June 25, 2006

 Gary W. Deems                         15,000 (3)                35.29%                  $8.75              June 25, 2006

---------------
(1) Exercise prices for stock options were set at the fair market value as determined by the Board of Directors of the Company after taking into consideration prices at which shares of the Common Stock have been recently sold and purchased, the number of shares traded, the current business and prospects of the Company and the results of recent evaluations and trends in the performance of the Company's assets and the performance of existing management as well as other factors, which in the Board of Director's judgment, affect the fair market value of the Common Stock, including the trends in prices of shares of institutions of similar sizes.
(2)      Options vest over a period of two years at a rate of 50% annually.
(3) Options vest over a period of three years at a rate of 33 1/3% annually.

         No options granted to Messrs. Williamson, Perdue or Deems were exercised or repriced during the year ended December 31, 1996. The following table presents information on the number of unexercised options and the value of such options at that date.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

          AGGREGATED OPTION EXERCISES IN 1996 AS OF DECEMBER 31, 1996


                                                                                NUMBER OF
                                                                         SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                                              UNEXERCISED                IN-THE-MONEY
                                                                               OPTIONS AT                 OPTIONS AT
                                                                            DECEMBER 31, 1996        DECEMBER 31, 1996(1)
                         SHARES ACQUIRED              VALUE                 ---------------           -----------------
                           ON EXERCISE               REALIZED                EXERCISABLE/               EXERCISABLE/
 NAME                           (#)                    ($)                   UNEXERCISABLE             UNEXERCISABLE
 ----                    ---------------         ---------------            ---------------           -----------------
 Harvey L. Williamson          N/A                     N/A                   40,000/5,000             $244,000/$12,500
 Michael J. Perdue             N/A                     N/A                   28,000/17,000            $170,800/$49,700
 Gary W. Deems                 N/A                     N/A                   30,000/15,000            $183,000/$37,500

_________________________________
(1) Values are based upon the difference between the exercise price and the fair market value of $11.25 per share as of December 31, 1996.

EMPLOYEE STOCK OWNERSHIP PLAN

         The FP Bancorp Employee Stock Ownership Plan (the "ESOP") enabled eligible employees, as defined in the ESOP, to participate in the growth and prosperity of the Company through stock ownership achieved through employer contributions to purchase stock of the Company. On January 23, 1996, the Board of Directors of the Company approved the termination of the ESOP pending approval of the Internal Revenue Service, which was received effective April 1, 1996. Upon termination of the ESOP, all participants became fully vested in their assets. ESOP termination costs have been paid by the Company.

401(K) SAVINGS PLAN

         Effective January 1, 1994, FPNB implemented the First Pacific National Bank 401(k) Savings Plan ("401(k) Plan"). The 401(k) Plan is a defined contribution plan covering full-time and part-time employees who have completed six full months of employment with FPNB. Temporary employees are excluded from 401(k) Plan participation. The 401(k) Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The Trustee and Administrator of the 401(k) Plan is Union Bank of California ("Union Bank"). The 401(k) Plan provides for participant-directed accounts which allow participants to allocate their account balances to the following Union Bank investment funds: Stepstone Stable Value Income Fund, Stepstone Balanced Fund and Stepstone Value Momentum Fund. A fourth fund, Fidelity's Contrafund, is also offered. The participants in the 401(k) Plan may also allocate up to 50% of their deferral to an investment in Common Stock.

         Participants' accounts are credited or debited with investment earnings or losses at the end of each calendar quarter. FPNB contributed $138,000 and $80,000 as discretionary contributions for the years ended December 31, 1996 and 1995, respectively. The contribution in 1996 was a match based on 50% of the aggregate of the participants' first 6% of salary withholdings. The 1995 contribution was a match based on 50% of the aggregate of the participants' first 4% of salary withholdings.

CERTAIN TRANSACTIONS

         There are no existing or proposed material interests or transactions between the Company and any of its directors or officers outside the ordinary course of the Company's business, except as indicated herein. FPNB entered into a lease agreement for office space in a building in which the headquarters of FPNB and the Company are located. Management of the Company believes the terms of such lease agreement are fair and reasonable. The lessor is Grand Avenue Financial Center Partnership, a California general partnership composed of the following general partners: NB Partnership (a California general partnership in which Mark N. Baker is a general partner), Earl E. Frey, Jr., as trustee, Wexler 638 Partnership (of which Michael W. Wexler is a general partner), and West Coast Investment. Messrs. Baker, Frey and Wexler are directors of FPNB and the Company.

         The lease agreement and subsequent amendments currently cover approximately 16,642 square feet, including 6,643 square feet on the east side of the ground floor. It is for a period of ten to thirty-five years (depending on the part of the building leased), and commenced on or about July 1, 1984. Rent for the space currently covered by the lease agreement is $300,000 per year.

         Certain of the Company's directors are indebted to FPNB for loans which were made in their ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of uncollectability or present unfavorable features. As of December 31, 1996, such loans represented approximately 26.92% of stockholders' equity and 2.61% of gross loans outstanding of the Company. The activity for loans made by FPNB to directors, executive officers and their affiliates was as follows:

             LOANS TO DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES

                                                                             December 31,
                                                               -------------------------------------------
                                                                   1996                            1995
                                                                   ----                            ----
Balance at beginning of year  . . . . . . .                    $ 4,270,000                     $ 2,690,000
Additions . . . . . . . . . . . . . . . . .                      5,287,000                       2,311,000
Collections and other decreases . . . . . .                     (3,909,000)                       (731,000)
                                                               -----------                     -----------
Balance at end of year  . . . . . . . . . .                    $ 5,648,000                     $ 4,270,000
                                                               ===========                     ===========


         It is anticipated that the directors and executive officers of the Company and the companies with which they are associated will continue to have banking transactions with FPNB in the ordinary course of their business. It is the firm intention of management of the Company that any loans and commitments to loan included in such transactions be made in accordance with applicable law on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other person of similar creditworthiness and on terms not involving more than the normal risk of collectability or presenting other unfavorable features.

COMPLIANCE WITH FILING REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that directors, executive officers and beneficial owners of 10% or more of outstanding shares ("Insiders") of companies with shares registered under the Exchange Act, such as the Company, make filings with the Securities and Exchange Commission (the "SEC"), reporting their direct and indirect ownership and acquisition and disposition of shares of stock. The SEC has adopted rules implementing Section 16(a) (the "Reporting Rules") that are quite complex and interpretive advice of the SEC concerning these rules is often sought by registrants.

         Effective May 1, 1991, the SEC adopted new Reporting Rules implementing Section 16(a) and also adopted a rule requiring the registrant to disclose in its proxy statement any instances of noncompliance by any Insiders. The SEC adopted this requirement largely because of what it believed was a relatively high level of noncompliance with the Reporting Rules previously in effect.

         The Company has had a program in effect to assist its directors and executive officers in complying with the Reporting Rules since its shares became registered under the Exchange Act. The Company believes that this program effectively helps prevent most unintentional failures to comply with the reporting provisions. The Company, based on its review of filings by Insiders under the Reporting Rules, believes there were three failures to comply in 1996. These consisted of the following: Mr. Williamson acquired 101 shares, in November 1996, but filed a Form 5 on December 31; Mr. Richard Spanjian acquired 3,000 shares on January 27, 1996 and 2,000 shares on January 29, 1996, but did not report the transaction until March 5, 1996; and Mr. Robert Spanjian sold 5,016 shares on February 28, 1996, but did not report the transaction until March 12, 1996.

         The Company believes that its compliance program will continue to keep unintentional failures to comply to a minimum, but expects that from time to time there may be failures to comply because of the complexity of the Reporting Rules.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE, AS DIRECTORS OF THE COMPANY TO SERVE FOR THE RESPECTIVE TERMS INDICATED UNDER THIS PROPOSAL I.

                                  PROPOSAL II

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITOR

         In recognition of the important role of the independent auditor, the Board has determined that its selection of an independent auditor for the Company should be submitted to the stockholders of the Company for ratification on an annual basis. The Board, upon the recommendation of its Audit Committee, has appointed KPMG Peat Marwick LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 1997, subject to ratification by the stockholders of the Company. KPMG Peat Marwick LLP conducted the audit of the Company's financial statements for the fiscal year ended December 31, 1996. If the appointment is not ratified, the Board will appoint another firm as the Company's independent auditor for the fiscal year ending December 31, 1997. The Board also retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event the Board determines that the interests of the Company require such a change.

         Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The affirmative vote of at least a majority of the shares of the Company represented at the Meeting is required in order to ratify the appointment of the independent auditor.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997 UNDER THIS PROPOSAL II.

OTHER MATTERS

         The Board does not know of any matters to be presented to the Meeting other than those presented above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendation of the Board on such matters, and discretionary authority to do so is included in the Proxy.

         To the extent that information contained in this Proxy Statement is peculiarly within the knowledge of persons other than the Company, the Company has relied on such persons for the accuracy and completeness thereof.

ANNUAL REPORT

         The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders of record with this Proxy Statement.

         THE COMPANY WILL ALSO PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS AND RELATED FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ON MARCH 31, 1997. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 613 WEST VALLEY PARKWAY, ESCONDIDO, CA 92025.

STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the Company's proxy materials for the Company's Annual Meeting of Stockholders to be held in 1998 must be received at the principal executive office of the Company at 613 West Valley Parkway, Escondido, California 92025, no later than December 26, 1997. The Board will review each proposal so received to determine if it satisfies the criteria established by applicable law for inclusion in the Company's 1997 proxy materials.

         You are urged to sign and return your Proxy promptly to make certain your shares will be voted at the Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.


Dated:  April 16, 1997                          FP BANCORP, INC.



                                                ____________________________
                                                GARY W. DEEMS, Secretary

                                     PROXY
                FP BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1997
                THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

    The undersigned hereby appoints Mark N. Baker, Earle W. Frey, Jr., and Robert M. Spanjian or any of them (with full power to act alone) as my true and lawful attorney(s) and proxies, with full power of substitution, to represent, to vote, and to act with respect to all shares of common stock of FP Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote, at the annual meeting of stockholders to be held May 27, 1997, at 5:30 p.m., at The California Center for the Arts, Escondido, 340 North Escondido Boulevard, Escondido, California 92025, or any adjournments thereof. Receipt of the Proxy Statement dated April 16, 1997 is hereby acknowledged. Said proxies are instructed to vote or act upon the following matters set forth in the Proxy Statement with all the powers the undersigned would possess if present as set forth below.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE WITH AUTHORITY ON THE BOARD'S
                    PROPOSAL NO. 1, AND FOR PROPOSAL NO. 2.

1. Election of all nominees listed below (except as marked to the contrary below) as Directors of the Company (with the proxies having discretionary authority to cumulate votes):

   Earle W. Frey, Jr., Robert W. Klemme, Randall C. Luce, Michael J. Perdue,
    Robert M. Spanjian, Michael W. Wexler and Harvey L. Williamson.

    [ ]WITH AUTHORITY for all nominees listed above            [ ]WITHOUT AUTHORITY to vote for all
      (except as marked to the contrary below.)                  nominees listed above.

2. Ratification of the appointment of KPMG Peat Marwick LLP as the independent auditor for 1997: [ ] FOR [ ] AGAINST [ ] ABSTAIN

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE BELOW.

--------------------------------------------------------------------------------
                                                       (Continued on other side)

3. To transact such other business as may properly come before the meeting and any adjournment thereof.
   PLEASE SIGN AND DATE BELOW
     This proxy confers authority to vote and shall be voted in accordance with your instruction as specified above. IF NO INSTRUCTION IS SPECIFIED IN RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "WITH AUTHORITY" FOR PROPOSAL NO. 1, THE ELECTION OF THE SEVEN DIRECTOR NOMINEES, AND "FOR" PROPOSAL NO. 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

[ ] I DO             [ ] I DO NOT expect to attend the meeting.

                                                      Dated:, 1997

                                                      -------------------------
                                                      (Please print your name)

                                                      -------------------------
                                                      (Please print your name)

                                                      -------------------------
                                                          (Signature(s) of
                                                           Stockholder(s))

                                                      (Please date this proxy
                                                      and sign your name(s) as
                                                      it appears on your stock
                                                      certificate(s). Executors,
                                                      administrators, trustees,
                                                      and others signing in a
                                                      fiduciary capacity should
                                                      give their full title.
                                                      All joint owners should
                                                      sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY OR VOTING IN PERSON AT THE MEETING.